STOCK PURCHASE AGREEMENT

         THIS AGREEMENT is made this 26 day of May, 2000, by and between SOS STAFFING SERVICES, INC., a Utah corporation (the "Buyer"), BIOLYNX.COM, INC., a Texas corporation (the "Company"), and United Capital Investment Group, Inc., a Texas corporation (the "Shareholder"). The Buyer, the Company, and the
Shareholder are referred to collectively herein as the "Parties" and individually as a "Party."

                                    RECITALS

         A. The Company is authorized to issue 50,000,000 shares of common stock, par value $0.001 per share (the "Company Shares"), of which 5,362,213 shares are issued and outstanding; 1,137,787 Company Shares are subject to a warrant in favor of John D. Walker II; 2,000,000 Company Shares have been reserved for issuance pursuant to the Company's 1999 Incentive Stock Option Plan; and 1,000,000 Company Shares will be reserved for issuance to the Buyer pursuant to the option (the "Option") described in Section 9 below.

         B. The Shareholder owns 2,708,113 shares of the issued and outstanding Company Shares which constitute 50.50 percent of the issued and outstanding Company Shares.

         C. The Buyer desires to acquire 500,000 Company Shares and the Option to purchase up to an additional 1,000,000 Company Shares and the Company desires to sell such shares and grant the Option to the Buyer.

                                    AGREEMENT

         NOW, THEREFORE, in consideration of the premises and the mutual promises herein made, and in consideration of the representations, warranties, and covenants herein contained, the Parties agree as follows.

1.       Definitions.

         "Accredited Investor" has the meaning set forth in Regulation D promulgated under the Securities Act.

         "Adverse Consequences" means all material actions, suits, proceedings. hearings, investigations, charges, complaints, claims, demands, injunctions, judgments, orders, decrees, rulings, damages, dues, penalties, fines, costs, amounts paid in settlement, Liabilities, obligations, Taxes, liens, losses, expenses, and fees, including court costs and reasonable attorneys' fees and expenses.

         "Affiliate" has the meaning set forth in Rule 12b-2 of the regulations promulgated under the Securities Exchange Act.

         "Benefit Plans" has the meaning set forth in Section 3.1(z) below.

         "Buyer" has the meaning set forth in the preface above.

         "Closing" has the meaning set forth in Section 2.3 below.

         "Closing Date" has the meaning set forth in Section 2.3 below.

         "Code" means the Internal Revenue Code of 1986, as amended.

         "Company" has the meaning set forth in the preface above.

         "Company Share" has the meaning set forth in Recital A above and includes any of the 500,000 shares of common stock, par value $0.001 per share, of the Company that the Buyer is purchasing from the Company as contemplated in this Agreement.

         "Confidential Information" has the meaning set forth in Section 8.16 below.

         "Disclosure Schedule" has the meaning set forth in Section 3.1 below.

         "Environmental, Health, and Safety Requirements" shall mean all federal, state, local and foreign statutes, regulations, ordinances and other provisions having the force or effect of law, all judicial and administrative orders and determinations, all contractual obligations and all common law concerning public health and safety, worker health and safety, and pollution or protection of the environment, including without limitation all those relating to the presence, use, production, generation, handling, transportation, treatment, storage, disposal, distribution, labeling, testing, processing, discharge, release, threatened release, control, or cleanup of any hazardous materials, substances or wastes, chemical substances or mixtures, pesticides, pollutants, contaminants, toxic chemicals, petroleum products or byproducts, asbestos, polychlorinated biphenyls, noise or radiation, each as amended and as now or hereafter in effect.

         "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

         "Financial Statements" has the meaning set forth in Section 3.1 (h) below.

         "GAAP" means United States generally accepted accounting principles as in effect from time to time.

         "Indemnified Party" has the meaning set forth in Section 6.4 below.

         "Indemnifying Party" has the meaning set forth in Section 6.4 below.

         "Informed Party" has the meaning set forth in Section 8.16 below.

         "Informing Party" has the meaning set forth in Section 8.16 below.

         "Intellectual Property" means (a) patent rights, patent applications, and patents, and reissuances, continuations, continuations-in-part, divisions, extensions, and reexaminations thereof. (b) trademarks, service marks, and trade names, and applications to register trademarks or service marks, and registrations of trademarks and service marks, (c) copyrights, and all applications to register copyrights, and all registrations of copyrights, and renewals thereof, (d) trade secrets and other proprietary rights, and (e) any other intellectual property.

         "Knowledge" means actual Knowledge after reasonable investigation. A Person, other than an individual, will be deemed to have "Knowledge" of a particular fact or other matter if any individual who is serving, or who at any time served, as a director, officer, partner, executor, or trustee of any such Person (or any employee responsible for the matter to which such Person's Knowledge pertains) has, or at any time had Knowledge of such fact or other matter.

         "Liability" means any material liability (whether known or unknown, whether asserted or unasserted, whether absolute or contingent, whether accrued or unaccrued, whether liquidated or unliquidated, and whether due or to become due), including any liability for Taxes.

         "Most Recent Balance Sheet" means the balance sheet at March 31, 2000.

         "Option" has the meaning set forth in Section 7.1 below.

         "Option Period" has the meaning set forth in Section 7.2 below.

         "Option Shares" has the meaning set forth in Section 7.1 below.

         "Ordinary Course of Business" means the ordinary course of business consistent with past or current custom and practice.

         "Party" has the meaning set forth in the preface above.

         "Person" means an individual, a partnership, a corporation, an association, a joint stock company, a trust, a joint venture, an unincorporated organization, or a governmental entity (or any department, agency, or political subdivision thereof).

         "SEC" means the United States Securities and Exchange Commission.

         "Securities Act" means the Securities Act of 1933, as amended.

         "Securities Exchange Act" means the Securities Exchange Act of 1934, as amended.

         "Security Interest" means any mortgage, pledge, lien, encumbrance, charge, or other security interest, other than (a) mechanic's, materialmen's, and similar liens, (b) liens for Taxes not yet due and payable or for Taxes that the taxpayer is contesting in good faith through appropriate proceedings, (c) purchase money liens and liens securing rental payments under capital lease arrangements, and (d) other liens arising in the Ordinary Course of Business and not incurred in connection with the borrowing of money.

         "Tax" means any federal, state, local, or foreign income, gross receipts, license, payroll, employment, excise, severance, stamp, occupation, premium, windfall profits, environmental (including taxes under Code Section
59A), customs duties, capital stock, franchise, profits, withholding, social security (or similar), unemployment, disability, real property, personal property, sales, use, transfer, registration, value added, alternative or add-on minimum, estimated, or other tax of any kind whatsoever, including any interest, penalty, or addition thereto, whether disputed or not.

         "Tax Return" means any return, declaration, report, claim for refund, or information return or statement relating to Taxes, including any schedule or attachment thereto, and including any amendment thereof.

         "Third Party Claim" has the meaning set forth in Section 6.4 below.

2.       Purchase and Sale of the Company Shares.

         2.1  Basic Transactions.

            (a) Issuance and Sale of the Company Shares. On and subject to the terms and conditions of this Agreement, the Buyer hereby purchases from the Company, and the Company hereby issues and sells to the Buyer, an aggregate of 500,000 Company Shares.

            (b) Grant of the Option. On and subject to the terms and conditions of this Agreement, the Company hereby grants the Buyer the Option to acquire up to an additional 1,000,000 Company Shares pursuant to
         Section 7 below.

         2.2 Purchase Price. The Buyer hereby pays to the Company cash in the amount of $1,250,000 in consideration for the Company's issuance and sale of 500,000 Company Shares to the Buyer and the grant of the Option to the Buyer.

         2.3 The Closing. The closing of the transactions contemplated by this Agreement (the "Closing") shall take place simultaneously with the Parties' execution and delivery of this Agreement at the offices of Jackson Walker L.L.P. located at 112 East Pecan Street, Suite 2100, San Antonio, Texas 78205, commencing at 11:00 a.m. San Antonio, Texas time on or before May 5, 2000, or such other date as the Parties may mutually determine (the "Closing Date").

         2.4 Deliveries to be Made and Actions to be Taken at the Closing. At the Closing, (a) the Company will deliver to the Buyer a stock certificate representing the 500,000 newly issued Company Shares, (b) the Company will deliver to the Buyer the Financial Statements, (c) the Company's counsel will deliver a legal opinion in the form of Exhibit "B" hereto, (d) the Company will execute and deliver the Amended and Restated Marketing Agreement in the form of Exhibit "C" hereto, (e) the Company and the Shareholder will deliver a copy of the resolutions of their Boards of Directors authorizing them to enter into this Agreement and consummate the transactions contemplated hereby, (f) the Buyer will deliver to the Company $1,250,000 in cash or by wire transfer in immediately available funds to an account designated by the Company, (g) the Buyer will execute and deliver the Amended and Restated Marketing Agreement, and
(h) the Buyer will deliver a copy of the resolutions of its Board of Directors authorizing it to enter into this Agreement and consummate the transactions contemplated hereby.

3.       Representations and Warranties Concerning the Transaction.

         3.1 Representations and Warranties of the Company. The Company represents and warrants to the Buyer that the statements contained in this
Section 3.I are correct and complete, except as set forth in the disclosure schedule delivered by the Company to the Buyer on the date hereof and initialed by the Parties (the "Disclosure Schedule"), attached hereto as Annex 1. Nothing in Annex I shall be deemed adequate to disclose an exception to a representation or warranty made herein, however, unless the Disclosure Schedule identifies the exception and the relevant facts with reasonable detail. Annex I will be arranged in paragraphs corresponding to the lettered and numbered paragraphs contained in this Section 3.1.

            (a) Organization, Qualification, and Corporate Power. The Company is a corporation duly organized, validly existing, and in good standing under the laws of the State of Texas. The Company is not qualified as a foreign corporation to do business in any other jurisdiction and is not required to be so qualified. The Company has full corporate power and authority and all licenses, permits, and authorizations necessary to carry on the businesses in which it is engaged and in which it presently proposes to engage and to own and use the properties owned and used by it, except for any such licenses, permits and authorizations, the failure of which to obtain, individually or in the aggregate, would not have a material adverse effect on the Company. The Company has delivered to the Buyer correct and complete copies of the articles of incorporation and bylaws of the Company (as amended to date). The minute books (containing the records of meetings of the shareholders, the board of directors, and any committees of the board of directors), the stock certificate books, and the stock record books of the Company are correct and complete in all material respects. The Company is not in default under or in violation of any provision of its articles of incorporation or bylaws.

            (b) Authorization of Transaction. The Company has full power and authority (including full corporate power and authority) to execute and deliver this Agreement and to perform its obligations hereunder. This Agreement constitutes the valid and legally binding obligation of the Company, enforceable in accordance with its terms and conditions, except as the enforceability hereof or thereof may be subject to the effect of (i) any applicable bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or affecting creditors' rights generally, and (ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law). The Company need not give any notice to, make any filing with, or obtain any authorization, consent, or approval in order to consummate the transactions contemplated by this Agreement, except the approval of its Board of Directors.

            (c) Noncontravention. Neither the execution and the delivery of this Agreement, nor the consummation of the transactions contemplated hereby and thereby, will (i) materially violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge, or other restriction of any government, governmental agency, or court to which the Company is subject or any provision of the articles of incorporation or bylaws of the Company, or (ii) conflict with, result in a material breach of, constitute a material default under, result in the acceleration of, create in any Party the right to accelerate, terminate, modify, or cancel, or require any notice under any material agreement, contract, lease, license, instrument, or other arrangement to which the Company is a party or by which it is bound or to which any of its assets is subject (or result in the imposition of any Security Interest upon any of its assets).

            (d) Brokers' Fees. The Company has no Liability or obligation to pay any fees or commissions to any broker, finder, or agent with respect to the transactions contemplated by this Agreement for which the Buyer could become liable or obligated.

            (e) Company Shares and the Option. The Company Shares have been duly and validly authorized and at the Closing will be duly and validly issued, nonassessable and fully paid, free and clear of any restrictions on transfer (other than any restrictions under the Securities Act and state securities laws), Security Interests, options, warrants, purchase rights, contracts, commitments, equities, claims and demands. At the Closing, the Option will be duly and validly granted and free and clear of all Security Interests, claims, demands and rights of first refusal.

            (f) Title to Assets. The Company has good and marketable title to, or a valid leasehold or license interest in, or other right to use, the properties and assets used by it, located on its premises, or shown on the Most Recent Balance Sheet or acquired after the date thereof, free and clear of all Security Interests, except for properties and assets disposed of in the Ordinary Course of Business since the date of the Most Recent Balance Sheet.

            (g) Subsidiaries. The Company has no subsidiaries.

            (h) Financial Statements. Attached hereto as Exhibit A are the following financial statements (collectively the "Financial Statements") (i) audited financial statements from the Company's inception through February 29, 2000; and (ii) unaudited balance sheet and consolidated monthly income statement as of March 31, 2000 for the Company. The Financial Statements (including the notes thereto) have been prepared in accordance with GAAP applied on a consistent basis throughout the periods covered thereby, present fairly the financial condition of the Company as of such dates and the results of operations of the Company for such periods, are correct and complete, and are consistent with the books and records of the Company (which books and records are correct and complete) and subject to normal year-end adjustments (which will not be material individually or in the aggregate).

            (i) Events Subsequent to Most Recent Balance Sheet. Since the date of the Most Recent Balance Sheet, there has not been any adverse change in the business, financial condition, operations, results of operations, or future prospects of the Company. Without limiting the generality of the foregoing, since that date:

                (i) The Company has not sold, leased, transferred, or assigned any of its assets, tangible or intangible, other than in the Ordinary Course of Business and in the reasonable business judgment of the Company for a fair consideration;

                (ii) The Company has not entered into any agreement, contract, lease, or license (or series of related agreements, contracts, leases, and licenses) either involving more than $50,000 or outside the Ordinary Course of Business;

                (iii)No  party  has  accelerated,   terminated,   modified,   or
         cancelled any agreement, contract, lease, or license (or series of related agreements, contracts, leases, and licenses) to which the Company is a party or by which it is bound;

                (iv) The Company has not imposed any Security Interest upon any of its assets, tangible or intangible;

                (v) The Company has not made any capital expenditure (or series of related capital expenditures) either involving more than $50,000 or outside the Ordinary Course of Business;

                (vi) The Company has not made any capital investment in, any loan to, or any acquisition of the securities or assets of, any other Person (or series of related capital investments, loans, and acquisitions) either involving more than $50,000 or outside the Ordinary Course of Business;

                (vii)The Company has not issued any note, bond, or other debt security or created, incurred, assumed, or guaranteed any indebtedness for borrowed money or capitalized lease obligation either involving more than $25,000 singly or $100,000 in the aggregate;

                (viii) The Company has not delayed or postponed the payment of accounts payable and other Liabilities outside the Ordinary Course of Business;

                (ix) The Company has not cancelled, compromised, waived, or released any right or claim (or series of related rights and claims) either involving more than $50,000 or outside the Ordinary Course of Business;

                (x) The Company has not granted any license or sublicense of any rights under or with respect to any Intellectual Property;

                (xi) There  has  been  no  change  made   or  authorized  in the
         Company's articles of incorporation or bylaws;

                (xii) The Company has not not covered by insurance) to its property;

                (xiii) The Company has not made any loan to, or entered into any other transaction with, any of its directors, officers, and employees outside the Ordinary Course of Business;

                (xiv) The Company has not entered into any employment contract or collective bargaining agreement, written or oral, or modified the terms of any existing such contract or agreement;

                (xv) The Company has not granted any increase in the base compensation of any of its directors, officers, and employees outside the Ordinary Course of Business;

                (xvi) The Company has not adopted, amended, modified, or terminated any bonus, profit sharing, incentive, severance, or other plan, contract, or commitment for the benefit of any of its directors, officers, and employees (or taken any such action with respect to any other Benefit Plan);

                (xvii) The Company has not made any other change in employment terms for any of its directors, officers, and employees outside the Ordinary Course of Business;

                (xviii)The  Company  has  not  made  or  pledged  to   make  any
         charitable or other capital contribution outside the Ordinary Course of Business;

                (xix) There has not been any other material occurrence, event, incident, action, failure to act, or transaction outside the Ordinary Course of Business involving the Company; and

                (xx) The Company has not committed to any of the foregoing.

         (j) Undisclosed Liabilities. The Company has no Liability (and, to the Knowledge of the Company, there is no basis for any present or future action, suit, proceeding, hearing, investigation, charge, complaint, claim, or demand against it giving rise to any Liability), except for (i) Liabilities set forth on the face of the Most Recent Balance Sheet (rather than in any notes thereto), and (ii) Liabilities which have arisen after the date of the Most Recent Balance Sheet in the Ordinary Course of Business (none of which results from, arises out of, relates to, is in the nature of, or was caused by any material breach of contract, breach of warranty, tort, infringement, or violation of law).

         (k) Legal Compliance. The Company, and its predecessors and Affiliates, have complied with all material applicable laws (including rules, regulations, codes, plans, injunctions, judgments, orders, decrees, rulings, and charges thereunder) of federal, state, and local governments (and all agencies thereof), and no action, suit, proceeding, hearing, investigation, charge, complaint, claim, demand, or notice has been filed or commenced against any of them alleging any failure so to comply.

         (1) Tax Matters. The Company has filed all Tax Returns that it was required to file. All such Tax Returns were correct and complete in all material respects. All Taxes owed by the Company (whether or not shown on any Tax Return) have been paid. The Company currently is not the beneficiary of any extension of time within which to file any Tax Return. No claim has ever been made by an authority in a jurisdiction where the Company does not file Tax Returns that the Company is or maybe subject to taxation by that jurisdiction. There are no Security Interests on any of the assets of the Company imposed by any tax authority.

             (i) The Company has withheld and paid all Taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, independent contractor, or other third party.

             (ii) Neither the Company nor any director or officer (or employee responsible for Tax matters) of the Company expects any authority to assess any additional Taxes for any period for which Tax Returns have been filed. There is no dispute or claim concerning any Tax Liability of the Company either (1) claimed or raised by any authority in writing, or (2) as to which the Company has Knowledge.

             (iii) The Company has not waived any statute of limitations in respect of Taxes or agreed to any extension of time with respect to a Tax assessment or deficiency.

             (iv) The unpaid Taxes of the Company(1) did not, as of the date of the Most Recent Balance Sheet, exceed the reserve for Tax Liability (rather than any reserve for deferred Taxes established to reflect timing differences between book and Tax income) set forth on the face of the Most Recent Balance Sheet (rather than in any notes thereto), and (2) do not exceed that reserve as adjusted for the passage of time through the Closing Date in accordance with the past custom and practice of the Company in filing its Tax Returns.

         (m) Intellectual Property. The Company and its products have not infringed and do not infringe the copyrights of any third party. The Company has not misappropriated and is not misappropriating any trade secrets or proprietary confidential information of any third party, and the Company's products do not include or embody any trade secret or proprietary confidential information misappropriated by the Company from any Third Party. The Company and its products have not infringed and do not infringe any patents, trademarks, service marks, or trade names of any third party. Each item of Intellectual Property owned by or licensed to the Company immediately prior to the Closing hereunder will be owned by or licensed to the Company on identical terms and conditions immediately subsequent to the Closing hereunder.

             (i) None of the Company or its directors and officers (and employees with responsibility for Intellectual Property matters) has ever received any charge, complaint, claim, demand, or notice alleging any such infringement, misappropriation, or violation of Intellectual Property rights (including any claim that the Company must license or refrain from using any Intellectual Property rights of any third party). To the Knowledge of the Company, no third party has infringed, misappropriated, or otherwise violated any of the Company's Intellectual Property rights.

             (ii) Section 3.1(m) of the Disclosure Schedule identifies (a) each patent which has been issued or assigned to the Company, (b) each pending patent application which has been filed by or for the Company, (c) each trademark or service mark registration issued or assigned to the Company, (d) each pending trademark or service mark application which has been filed by or for the Company, (e) each copyright registration issued or assigned to the Company, (f) each pending copyright application which has been filed by or for the Company, and (g) each license which the Company has granted to any third party with respect to any of the Company's Intellectual Property excluding licenses to end users of the Company's products granted in the Ordinary Course of Business. The Company has delivered to the Buyer correct and complete copies of all such patents, registrations, applications, and licenses (as amended to date). Section 3.1(m) of the Disclosure Schedule also identifies each trade name an each unregistered trademark or service mark used by the Company in connection with its businesses. With respect to each patent, application, and registration (each an "item") identified in Section 3.1(m) of the Disclosure Schedule:

                   (1) The Company possesses all right, title, and interest in and to the item, free and clear of any Security Interest, license, or other restriction;

                   (2) The item is not subject to any outstanding injunction, judgment, order, decree, ruling, or charge:

                   (3) No action, suit, proceeding, hearing, investigation, charge, complaint, claim, or demand is pending or, to the Knowledge of the Company, is threatened which challenges the legality, validity, enforceability, use, or ownership of the item; and

                   (4) The Company has never agreed to indemnify any Person for or against any interference, infringement, misappropriation, or other conflict with respect to the item.

             (iii) Section 3.1(m) of the Disclosure Schedule identifies each item of Intellectual Property that any third party owns and licenses to the Company. The Company has delivered to the Buyer correct and complete copies of all agreements applicable to such licenses (as amended to date). The term "license" is intended to include "sublicense." With respect to each such license and agreement required to be identified in Section 3.1(m) of the Disclosure Schedule, to the Knowledge of the Company:

                   (1) The license and agreement is legal, valid, binding, enforceable, and in full force and effect, except as the enforceability hereof or thereof may be subject to the effect of (A) any applicable bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or affecting creditors' rights generally, and (B) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law);

                   (2) The license and agreement will continue to be legal, valid, binding, enforceable, and in full force and effect on identical terms on the day immediately following the Closing, except as the enforceability hereof or thereof may be subject to the effect of (A) any applicable bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or affecting creditors' rights generally, and (B) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law);

                   (3) No party to the license and agreement is in material breach or default, and no event has occurred which with notice or lapse of time would constitute a material breach or material default or permit termination, modification, or acceleration thereunder;

                   (4) No party to the license and agreement has repudiated any provision thereof;

                   (5) The  license   and   agreement  is  not  subject  to  any
outstanding injunction, judgment, order, decree, ruling, or charge; and

                   (6) No action, suit, proceeding, hearing, investigation, charge, complaint, claim, or demand is pending or is threatened which challenges the legality, validity, or enforceability of the license and agreement.

             (iv) To the Knowledge of the Company, the Company will not infringe, misappropriate, or otherwise violate any Intellectual Property rights of third parties as a result of the continued operation of its business as presently conducted and as presently proposed to be conducted.

         (n) Tangible  Assets.   The  Company  owns  or  leases  all  buildings,
machinery, equipment, and other tangible assets necessary for the conduct of its business as presently conducted and as presently proposed to be conducted.

         (o) Powers of Attorney. There are no outstanding powers of attorney executed on behalf of the Company outside the Ordinary Course of Business.

         (p) Litigation. Section 3.1(p) of the Disclosure Schedule sets forth each instance in which the Company (i) is subject to any outstanding injunction, judgment, order, decree, ruling, or charge, or (ii) is a party or, to the Knowledge of the Company, is threatened to be made a party to any action, suit, proceeding, hearing, or investigation of, in, or before any court or quasijudicial or administrative agency of any federal, state, local, or foreign jurisdiction or before any arbitrator. None of the actions, suits, proceedings, hearings, and investigations set forth in Section 3.1 (p) of the Disclosure Schedule alone or in the aggregate could result in any material adverse change in the business, financial condition, operations, results of operations, or future prospects of the Company. None of the Company or its directors and officers (and employees with responsibility for litigation matters) has any reason to believe that any such action, suit, proceeding, hearing, or investigation may be brought or threatened against the Company.

         (q) Employees. To the Knowledge of the Company, no executive, key employee, or group of employees has any plans to terminate employment with the Company. The Company is not a party to or bound by any collective bargaining agreement, nor has it experienced any strikes, grievances, claims of unfair labor practices, or other collective bargaining disputes. To the Knowledge of the Company, the Company has not committed any unfair labor practice. The Company has no Knowledge of any organizational effort presently being made or threatened by or on behalf of any labor union with respect to employees of the Company.

         (r) Guaranties. The Company is not a guarantor or otherwise liable for any Liability or obligation (including any material indebtedness) of any other Person.

         (s) Certain Business Relationships with the Company. None of the Company's Affiliates has been involved in any business arrangement or relationship with the Company within the past 12 months, and none of the Company's Affiliates owns any asset, tangible or intangible, which is used in the Company's business.

         (t) Capitalization, Etc.

             (i) The authorized capital stock of the Company consists of 50,000,000 shares of common stock, par value $0.001 per share, 5,362,213 shares of which have been issued and are outstanding, 1,137,787 shares of which are subject to a warrant issued to John D. Walker 11, 2,000,000 shares of which have been reserved for issuance pursuant to the Company's 1999 Incentive Stock Option Plan, and 1,000,000 shares of which are reserved for issuance to the Buyer upon Buyer's exercise of the Option pursuant to Section 7 below. The Company has 20.000,000 authorized shares of preferred stock, par value $1.00 per share, none of which are issued or outstanding.

             (ii) All of the issued and outstanding Company Shares(1) have been duly authorized and validly issued, (2) are fully paid and nonassessable, and
(3) have been issued in compliance with all applicable securities laws and other applicable legal requirements.

             (iii) Except for options  issued  pursuant to the  Company's   1999
Incentive Stock Option Plan and the Option and as set forth in Section 3.1(t) of the Disclosure Schedule, there are no:

                   (1) Outstanding derivative securities;

                   (2) Contracts, agreements or other arrangements under which the Company is or may become obligated to sell or otherwise issue any shares of its capital stock or any derivative securities; or

                   (3) Conditions or circumstances that would directly or indirectly give rise to or provide a basis for the assertion of a claim by any Person to the effect that such Person is entitled to acquire or receive any shares of the capital stock or other securities of the Company.

             (iv) The Company has never repurchased, redeemed or otherwise reacquired (and has not agreed, committed or offered in writing or otherwise to reacquire) any shares of its capital stock or any derivative securities.

         (u) Real Property; Leases. The Company does not own any real property or any interest in real properly, except for the leaseholds created under the real property leases identified in Section 3.1(u) of the Disclosure Schedule.
Section 3.1(u) of the Disclosure Schedule accurately and completely describes the premises covered by said leases and the facilities located on such premises. The Company enjoys peaceful and undisturbed possession of such premises. To the Knowledge of the Company, (i) all leases to which the Company is a party are valid, binding and enforceable in accordance with their respective terms and are in full force and effect, subject to the effect of (1) any applicable bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or affecting creditors' rights generally, and (2) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law); (ii) there are no material existing defaults by the Compan or the other party thereunder, and no event of default has occurred which (whether with or without notice, lapse of time or the happening or occurrence of any other event) would constitute a material default thereunder.

         (v) Environmental Matters. To the Knowledge of the Company, the Company is in compliance in all material respects with all applicable Environmental Health and Safety Requirements. The Company has not received any notice or other communication (in writing or otherwise) that alleges that the Company is not in compliance with any Environmental Health and Safety Requirements and to the Company's Knowledge there are no circumstances that are reasonably likely to prevent or interfere with the Company's compliance with any Environmental Health and Safety Requirements in the future.

         (w) Sale of Products; Performance of Services. To the Knowledge of the Company, no distributor, customer, end-user, consumer or other Person has ever asserted or threatened to assert any material claim against the Company (i) under or based upon any warranty provided by or on behalf of the Company, or
(ii) relating to any product sold by the Company or any services performed by the Company. To the Knowledge of the Company, no event has occurred, and no condition or circumstance exists, that could (with or without notice or lapse of time) directly or indirectly give rise to or serve as a basis for the assertion of any such claim.

         (x) Full Disclosure.

         (i) None of the representations and warranties of the Company in this Agreement (including the Disclosure Schedule) contains or will contain as of the Closing Date any untrue statement of a material fact or omits or will omit as of the Closing Date to state any material fact necessary to make any of the representations, warranties or statements contained therein not misleading. To the extent such representations permit omission of items otherwise required to be discussed because they are not material or do not or would not have Adverse Consequences, such omissions in the aggregate will not as of the Closing Date and do not have Adverse Consequences.

             (ii) As of the date of this Agreement,the Company has provided the Buyer with full and complete access to all of the Company's records and other documents and data requested by it.

             (iii) All of the written information set forth in the Disclosure Schedule, and all other information regarding the Company and its business, condition, assets, liabilities, operation, financial performance, net income and prospects that has been furnished to the Buyer or any of its representatives by or on behalf of the Company or any of the Company's representatives, is accurate and complete in all material respects.

         (y) Customers and Suppliers. As of the date hereof, no customer that individually accounted for five percent or more of the Company's gross revenues during the 12month period preceding the date hereof has notified the Company that it will stop, or decrease the rate of, buying services or products of the Company, or has at any time on or after December 31, 1999 decreased materially its purchase of the Company's products or services. As of the date hereof, no supplier of the Company has notified the Company that it will stop, or decrease the rate of, supplying materials, products or services to the Company. The Company has not knowingly breached any contract with, or engaged in any fraudulent conduct with respect to. any customer or supplier of the Company.

         (z) Employee Benefit Plans. Section 3.1(z) of the Disclosure Schedule contains a complete list of all "employee benefit plans" within the meaning of
Section 3(3) of ERISA, and any other written or oral employee benefit plan, arrangement, practice, contract, policy, or program (other than arrangements merely involving the payment of wages) which are or at any time have been established, maintained, or contributed to by the Company for the benefit of current or former employees, with respect to which the Company has or may in the future have any liability or obligation to contribute or make payments of any kind (collectively, the "Benefit Plans"). Each Benefit Plan and related trust, annuity, or other funding agreement complies and has been maintained in compliance with all applicable legal requirements. All obligations required to be performed by the Company and any other Person under the terms of each Benefit Plan and applicable legal requirement have been performed and administered in accordance with such Benefit Plan and any applicable legal requirement. All contributions, premiums, and other payments, including, without limitation, employer contributions and employee salary reduction contributions, have been paid when due or accrued in accordance with the lawful past custom and practice of the Company.

         3.2 Representations and Warranties of the Shareholder. The Shareholder represents and warrants to the Buyer that the statements contained in this
Section 3.2 are correct and complete, except as set forth in Annex II attached hereto. Annex II will be arranged in paragraphs corresponding to the lettered and numbered paragraphs contained in this Section 3.2.

             (a) Organization of the Shareholder. The Shareholder is a corporation duly organized, validly existing, and in good standing under the laws of the state of Texas. The Shareholder has full corporate power and authority to carry on its businesses and to own its properties. The Shareholder is not in default under or in violation of any provision of its Articles of Incorporation or bylaws.

             (b) Authorization of Transaction. The Shareholder has full power and authority (including full corporate power and authority) to execute and deliver this Agreement, and to perform its obligations hereunder. This Agreement constitutes the valid and legally binding obligation of the Shareholder, enforceable in accordance with its terms and conditions, except as the enforceability hereof or thereof may be subject to the effect of (i) any applicable bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or affecting creditors' rights generally, and (ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law). The Shareholder need not give any notice to, make any filing with, or obtain any authorization, consent, or approval in order to consummate the transactions contemplated by this Agreement, except the approval of its Board of Directors.

             (c) Noncontravention. Neither the execution and the delivery of this Agreement, nor the consummation of the transactions contemplated hereby, will (i) materially violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge, or other restriction of any government, governmental agency, or court to which the Shareholder is subject, or (ii) conflict with, result in a material breach of, constitute a material default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice under any agreement, contract, lease, license, instrument, or other arrangement to which the Shareholder is a party or by which it is bound or to which any of its assets is subject.

             (d) Ownership of the Company Shares.The Shareholder owns 2,708,113 of the issued and outstanding Company Shares which constitute 50.50 percent of the issued and outstanding Company Shares.

             (e) Company Representations. To the Shareholder's Knowledge and subject to the matters described in the Disclosure Schedule, the representations and warranties of the Company in Section 3.1 are true and correct in all material respects.

         3.3 Representations and Warranties of the Buyer. The Buyer represents and warrants to the Company that the statements contained in this Section 3.3 are correct and complete, except as set forth in Annex III attached hereto. Nothing in Annex III shall be deemed adequate to disclose an exception to a representation or warranty made herein, however, unless Annex III identifies the exception and the relevant facts with reasonable detail. Annex III will be arranged in paragraphs corresponding to the lettered and numbered paragraphs contained in this Section 3.3.

             (a) Organization of the Buyer. The Buyer is a corporation duly organized, validly existing, and in good standing under the laws of the State of Utah. The Buyer is not in default under or in violation of any provision of its charter or bylaws.

             (b) Authorization of Transaction. The Buyer has full power and authority (including full corporate power and authority) to execute and deliver this Agreement and to perform its obligations hereunder and thereunder. This Agreement constitutes the valid and legally binding obligation of the Buyer, enforceable in accordance with its terms and conditions, subject to (i) judicial principles limiting the availability of specific performance, injunctive relief, and other equitable remedies; and (ii) bankruptcy, insolvency, reorganization, moratorium, or other similar laws now or hereafter in effect generally relating to or affecting creditors' rights. The Buyer need not give any notice to, make any filing with, or obtain any authorization, consent, or approval in order to consummate the transactions contemplated by this Agreement, except the approval of its Board of Directors.

             (c) Noncontravention. Neither the execution and the delivery of this Agreement, nor the consummation of the transactions contemplated hereby, will (i) materially violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge, or other restriction of any government, governmental agency, or court to which the Buyer is subject or any provision of its charter or bylaws, or (ii) conflict with, result in a material breach of, constitute a material default under, result in the acceleration of, create in any Party the right to accelerate, terminate, modify, or cancel, or require any notice under any agreement, contract, lease, license, instrument, or other arrangement to which the Buyer is a party or by which it is bound or to which any of its assets is subject.

             (d) Brokers'Fees. The Buyer has no Liability or obligation to pay any fees or commissions to any broker, finder, or agent with respect to the transactions contemplated by this Agreement for which the Company or any of the Shareholder could become liable or obligated.

             (e) Investment. The Buyer (i) understands that the Company Shares have not been, and will not be, registered under the Securities Act, or under any state securities laws, and are being offered and sold in reliance upon federal and state exemptions for transactions not involving any public offering,
(ii) is a sophisticated investor with knowledge and experience in business and financial matters, (iii) has received certain information concerning the Company and has had the opportunity to obtain additional information as desired in order to evaluate the merits and the risks inherent in holding the Company Shares,
(iv) is able to bear the economic risk and lack of liquidity inherent in holding the Company Shares, and (v) is an Accredited Investor who is acquiring the Company Shares for investment purposes, for its own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof, and it has no present intention of selling, granting any participation in, or otherwise distributing the same.

             (f) Full Disclosure. No information furnished by the Buyer to the Company and the Shareholder in connection with this Agreement is false or misleading in any material respect. No representation or warranty by the Buyer in this Agreement or in any writing furnished or to be furnished pursuant hereto, contains or will contain any untrue statement of a material fact, or omits, or will omit to state any material fact required to make the statements herein or therein contained not misleading.

4.       Covenants of the Company and the Shareholder.

         4.1 Buyer's Right to Representation on the Company's Board of Directors. At the Closing, the Company and the Shareholder shall take whatever actions are necessary to establish a five member Board of Directors for the Company with one vacancy so that the Buyer shall be entitled to designate one individual to serve on the Company's Board of Directors. Immediately after the Closing, the Buyer shall designate one individual to represent the Buyer on the Company's Board of Directors. Thereafter, neither the Company nor the Shareholder will take any action or otherwise attempt to change the number of directors constituting the Company's Board of Directors or to remove the Buyer's designee. After the Buyer designates a representative, the members of the Company's Board of Directors will designate such representative to fill the vacancy created on the Company's Board of Directors. The Shareholder hereby agrees to vote its Company Shares in favor of the Buyer's designated board representative at any electio of the Board of Directors. If the Shareholder transfers any of its Company Shares to any Affiliate, any family member of any Affiliate, or in any transaction that is not a bona fide arms-length transaction, while the Shareholder is obligated to vote for the Buyer's board designee, then it shall be a condition to such transfer that the transferee will be bound by the terms and conditions of this Section 4.1. If necessary, the Shareholder shall place a legend on the certificates representing its Company Shares to effectuate the provisions of the preceding sentence. The provisions of this Section 4.1 shall terminate and neither the Company nor the Shareholder shall have any further obligations with respect to the terms described in this
Section 4.1 upon the closing of a firmly underwritten public offering on Form S-1 (or its small business issuer equivalent or their successor forms) filed with the SEC under the Securities Act, pursuant to which the net proceeds to the Company are at least $10,000,000.

         4.2 Removal of Legend on Certificates Representing the Company Shares. The Company shall promptly remove the legend on any certificates representing the Buyer's Company Shares once the provisions of this Agreement and the Securities Act are satisfied. In addition, the Company shall notify its transfer agent that any stop-transfer instructions with respect to the Buyer's Company Shares have been rescinded.

         4.3 Shareholder's Covenants with Respect to Disposition of its Company Shares. The Shareholder hereby agrees that it will not transfer any of his Company Shares without first giving the Buyer written notice of its intent to transfer such shares. Upon receipt of any such notice, the Buyer shall have the right to either (a) purchase the shares proposed to be transferred by such Shareholder on the terms of the proposed transfer, or (b) participate in the proposed transfer pro rata with the transferring Shareholder. For purposes of this Section 4.3, "transfer" shall be construed as broadly as the law shall allow, and shall include any change of legal or beneficial ownership with respect to such shares or the creation of a security interest by any means. The provisions of this Section 4.3 shall terminate upon the closing of a firmly underwritten public offering on Form S-1 (or its small business issuer equivalent or their successor Form S) filed with the SEC under the Securities Act, pursuant to which the net proceeds to the Company are at least $10,000,000.

         4.4 Registration Rights. The Buyer shall have the same right as any current or future shareholder of the Company to have the Buyer's Company Shares, including the Option Shares, registered in connection with the Company's registration of any of its securities. If the Company registers any of its securities, and the Buyer has the right to participate in the registration along with any other shareholder of the Company, then the Company shall promptly give the Buyer written notice of such registration and the terms applicable to the registration of the Buyer's Company Shares. The Buyer shall not be obligated to participate in any such registration.

         4.5  Buyer's Preemptive Right.

             (a) Grant of Preemptive Right. The Company hereby grants the Buyer a preemptive right effective immediately upon the Closing to acquire the number of shares of equity securities that the Company proposes to issue at any time after the Closing in an amount proportional to the Buyer's then percentage ownership of the Company's outstanding equity securities. The Buyer's preemptive right shall not arise unless and until the Company has issued a total of 12 million shares of common stock and shall apply only to issuances and sales of common stock, or rights to acquire, or securities convertible into, common stock, in excess of 11 million shares. For purposes of this provision, the 11 million shares of common stock shall include all issued and outstanding shares of common stock, any rights to acquire common stock upon exercise of options, warrants, or rights of conversion upon conversion of any convertible securities, and shall include the Option Shares and the 2,000,000 Company Shares that are reserved for issuance pursuant to the Company's 1999 Incentive Stock Option Plan. The Buyer's preemptive right shall be voluntary, not mandatory, and is waivable by the Buyer provided that the waiver is in a writing signed by the Buyer.

             (b) Exceptions to the Buyer's Preemptive Right. The Buyer shall not have a preemptive right with respect to securities issued by the Company (i) as a stock dividend or upon any subdivision of shares of the Company's equity securities, or (ii) pursuant to the Option or the Company's 1999 Incentive Stock Option Plan; provided that the Company Shares issuable under such stock option plan shall not be increased to more than 2,000,000 shares, or (iii) pursuant to the exercise of the warrant in favor of John D. Walker II as described in Recital A above.

             (c) Notice of Preemptive Right. If the Company proposes to issue any equity securities. it shall give the Buyer written notice of its intention, describing the type of security and the price and the payment terms pursuant to which the securities will be issued. The Buyer shall then have a period of 72 hours after its receipt of such notice to agree to purchase any number of such securities up to the amount described in Section 4.5(a) above. Thereafter, the

Buyer shall have 20 calendar days to pay for any such securities so agreed to be purchased up to the amount described in Section 4.5(a) above.

             (d) Lapse and Reinstatement of Preemptive Right. If the Buyer does not elect to exercise its preemptive right after receipt of a Company notice, then the Company shall have 90 days thereafter to sell or enter into an agreement pursuant to which it will sell the securities covered by the notice at a price and upon terms that are no more favorable to the purchasers of such securities then stated in the Company's notice to the Buyer. If the Company has not sold those securities or entered into a binding agreement to sell the securities within such 90 days, then the Company shall not thereafter issue or sell any securities without first offering such securities to the Buyer in the manner provided above. Provided, however, if the Company shall file a registration statement with the SEC pursuant to the Securities Act seeking to sell any of its securities, such 90day period shall be extended until such time as such registration statement has become effective and all securities described for sale thereunder have been sold.

             (e) Termination of Preemptive Right. The Buyer's preemptive right granted hereunder shall terminate on and be of no further force or effect upon the closing of a firmly underwritten public offering on Form S-1 (or its small business issuer equivalent or their successor forms) filed with the SEC under the Securities Act, pursuant to which the net proceeds to the Company are at least $10,000,000.

         4.6 Further Issuances. The Company shall not issue any Company Shares, or rights to acquire Company Shares, for less than $2.00 per share without the Buyer's prior written consent, which shall not be unreasonably withheld. The provisions of this Section 4.6 shall terminate on and be of no further force or effect upon the closing of a firmly underwritten public offering on Form S-1 (or its small business issuer equivalent or their successor forms) filed with the SEC under the Securities Act, pursuant to which the net proceeds to the Company are at least $10,000,000.

5.       Covenants of the Buyer.

         5.1 The Buyer's Cooperation. The Buyer will cooperate fully with the Company and the Shareholder in promptly taking any and all actions or executing any and all documents appropriate to consummate the transactions contemplated by this Agreement.

         5.2 Sale of the Company Shares. The Buyer agrees that it will not sell, pledge or otherwise transfer any of its Company Shares (a) until such time as permitted under Rule 144 or a registration statement with respect to the Company Shares filed by the Company becomes effective, or (b) unless such sale is made pursuant to an exemption from the registration requirements of the Securities Act and applicable state law. The Buyer understands that stop-transfer instructions will be given to the Company's transfer agent with respect to the certificates evidencing its Company Shares. In order to evidence the agreement described in this paragraph, the Buyer further agrees that the following legend may be placed by the Company upon the certificates representing its Company
Shares:

         THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 BUT HAVE BEEN ACQUIRED FOR INVESTMENT BY THE REGISTERED OWNER. NO SALE, PLEDGE OR OTHER TRANSFER MAY BE MADE UNLESS THE CORPORATION IS FURNISHED WITH AN OPINION OF COUNSEL FOR THE SHAREHOLDER 1N FORM AND SUBSTANCE SATISFACTORY TO THE CORPORATION THAT SUCH SALE IS IN COMPLIANCE WITH THE SECURITIES ACT OF 1933 AND APPLICABLE STATE SECURITIES LAWS.

         5.3 Lockup. The Buyer agrees that it will consent to a lockup agreement required by an underwriter, for a period not to exceed six months, with respect to its Company Shares in connection with a firmly underwritten public offering on Form S-1 (or its small business issuer equivalent or their successor forms) filed with the SEC under the Securities Act, pursuant to which the net proceeds of the Company are at least $10,000,000.

6.       Indemnification.

         6.1 Survival of Representations and Warranties. Each of the representations, and warranties of the Parties contained in this Agreement shall survive the Closing hereunder (even if the damaged Party knew or had reason to know of any misrepresentation or breach of warranty or covenant at the time of Closing) and continue in full force and effect thereafter until the expiration of the statute of limitations applicable to a claim for breach of such representations and warranties. After said survival period, all representations and warranties shall terminate, and no party shall have any Liability or obligation with respect to any representation or warranty under this Agreement, provided that once notice of any claim has been timely given, additional related claims arising out of substantially the same circumstances may be made at any time prior to the resolution of such claim (by means of a final, non-appealable judgment of a court of competent jurisdiction, a binding arbitration decision or a settlemen approved by the parties involved) even if such resolution occurs after the expiration or termination date, if any, prescribed for such representation or warranty in this Section 6.1.

         6.2 Indemnification Provisions for Benefit of the Buyer. If (a) the Company breaches any of its representations, warranties, and covenants contained herein, then the Company agrees to indemnify the Buyer from and against any Adverse Consequences the Buyer may suffer through and after the date of the claim for indemnification (including any Adverse Consequences the Buyer may suffer after the end of any applicable survival period) resulting from, arising out of or caused by such breach by the Company of any of its representations, warranties or covenants made herein, or (b) any Shareholder breaches any of its representations, warranties, and covenants contained herein, then the Shareholder agree jointly and severally to indemnify the Buyer from and against any Adverse Consequences the Buyer may suffer through and after the date of the claim for indemnification (including any Adverse Consequences the Buyer may suffer after the end of any applicable survival period) resulting from, arising out of or caused by such breach by a Shareholder of any of its representations, warranties or covenants made herein.

         6.3 Indemnification Provisions for Benefit of the Company and the Shareholder. If the Buyer breaches any of its representations, warranties, and covenants contained herein, then the Buyer agrees to indemnify each of the Company and the Shareholder from and against the entirety of any Adverse Consequences they may suffer through and after the date of the claim for indemnification (including any Adverse Consequences they may suffer after the end of any applicable survival period) resulting from, arising out of or caused by the breach.

         6.4  Matters Involving Third Parties.

              (a) If any third party shall notify any Party (the "Indemnified Party") with respect to any matter (a "Third Party Claim") which may give rise to a claim for indemnification against any other Party (the "Indemnifying Party") under this Section 6, then the Indemnified Party shall promptly notify each Indemnifying Party thereof in writing; provided, however, that no delay on the part of the Indemnified Party in notifying any Indemnifying Party shall relieve the Indemnifying Party from any obligation hereunder unless (and then solely to the extent that) the Indemnifying Party thereby is prejudiced.

              (b) Any Indemnifying Party will have the right to defend the
Indemnified Party against the Third Party Claim with counsel of its choice reasonably satisfactory to the Indemnified Party so long as (i) the Indemnifying Party notifies the Indemnified Party in writing within 15 days after the
Indemnified   Party  has  given  notice  of  the  Third  Party  Claim  that  the
Indemnifying Party will indemnify the Indemnified Party from and against the entirety of any Adverse Consequences the Indemnified Party may suffer resulting from, arising out of, or caused by the Third Party Claim, (ii) the Indemnifying Party provides the Indemnified Party with evidence reasonably acceptable to the Indemnified Party that the Indemnifying Party will have the financial resources to defend against the Third Party Claim and fulfill its indemnification obligations hereunder, (iii) the Third Party Claim involves only money damages and does not seek an injunction or other equitable relief, (iv) settlement of, or an adverse judgment with respect to, the Third Party Claim is not, in the good faith judgment of the Indemnified Party, likely to establish a precedential custom or practice materially adverse to the continuing business interests of the Indemnified Party, and (v) the Indemnifying Party conducts the defense of the Third Party Claim actively and diligently.

              (c) So long as the Indemnifying Party is conducting the defense of the Third Party Claim in accordance with Section 6.4(b) above, (1) the Indemnified Party may retain separate co-counsel at its sole cost and expense and participate in the defense of the Third Party Claim, (2) the Indemnified Party will not consent to the entry of any judgment or enter into any settlement with respect to the Third Party Claim without the prior written consent of the Indemnifying Party (not to be withheld unreasonably), and (3) the Indemnifying Party will not consent to the entry of any judgment or enter into any settlement with respect to the Third Party Claim without the prior written consent of the Indemnified Party (not to be withheld unreasonably).

              (d) If any of the conditions in Section 6.4(b) above is or becomes unsatisfied, however, (i) the Indemnified Party may defend against, and consent to the entry of any judgment or enter into any settlement with respect to the Third Party Claim in any manner it reasonably may deem appropriate (and the Indemnified Party need not consult with, or obtain any consent from, any Indemnifying Party in connection therewith), (ii) the Indemnifying Parties will reimburse the Indemnified Party promptly and periodically for the costs of defending against the Third Party Claim (including reasonable attorneys' fees and expenses), and (iii) the Indemnifying Parties will remain responsible for any Adverse Consequences the Indemnified Party may suffer resulting from, arising out of or caused by the Third Party Claim to the fullest extent provided in this Section 6.

7.       Baer's Option to Purchase Additional Company Shares.

         7.1 Grant of Option. The Company hereby grants to the Buyer an Option (the "Option") to acquire up to 1,000,000 shares of the Company's common stock (the "Option Shares") on the terms and conditions set forth in this Section 7. The Option will become effective immediately upon the Closing.

         7.2 Option Exercise PeriodNesting. The Buyer may, upon vesting of the Option, exercise the Option at any time during the period beginning May 1, 2001, and ending at midnight on December 31, 2005 (the "Option Period"). The Option shall vest during the Option Period and immediately after the Buyer has obtained signed contracts for 5% or more of the total number of users for the Company's Internet time tracking/theft protection device.

         7.3 Exercise of Option/Option Exercise Price. The Buyer may exercise the Option at any time and from time to time during the Option Period but only after the Option has vested, by delivering written notice to the Company designating the number of Option Shares that it elects to purchase, together with the full purchase price therefor in immediately available funds. The Option exercise price (the "Option Exercise Price'") shall be $4.00 per share.

         7.4 Adjustment. The number of Option Shares covered by the Option, and the Option Exercise Price per share, shall be proportionately adjusted for any increase or decrease in the number of issued and outstanding shares of the Company's capital stock resulting from a subdivision or consolidation of such shares or the payment of a share dividend or any other increases or decreases in the number of shares of the Company's capital stock effected without receipt of consideration by the Company. If the Company shall be the surviving corporation in any merger or consolidation, the Option shall apply to the number of securities to which Buyer would have been entitled if it had been the owner of the Option Shares on the date of the merger or consolidation.

         7.5 Reservation of Common Stock. The Company shall, at all times while the Option is effective, reserve and keep available out of its authorized and unissued common stock such number of shares of common stock as shall, from time to time, be sufficient to permit the Buyer to exercise the Option in full.

8.       Miscellaneous.

         8.1 Press Releases and Public Announcements. No Party shall issue any press release or make any public announcement relating to the subject matter of this Agreement without the prior written approval of the Buyer and the Company; provided, however, that any Party may make any public disclosure it believes in good faith is required by applicable law or any listing or trading agreement concerning its publicly-traded securities (in which case the disclosing Party will use its reasonable best efforts to advise the other Parties prior to making the disclosure).

         8.2 No Third-Party Beneficiaries. This Agreement shall not confer any rights or remedies upon any Person other than the Parties and their respective successors and permitted assigns.

         8.3 Entire Agreement. This Agreement (including the documents referred to herein) constitutes the entire agreement among the Parties and supersedes any prior understandings, agreements, or representations by or among the Parties, written or oral, to the extent they related in any way to the subject matter hereof.

         8.4 Succession and Assignment. This Agreement shall be binding upon and inure to the benefit of the Parties named herein and their respective successors and permitted assigns. No Party may assign either this Agreement or any of his or its rights, interests, or obligations hereunder without the prior written approval of the Buyer, the Company and the Shareholder.

         8.5 Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which together will constitute one and the same instrument.

         8.6 Headings. The Section headings contained in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

         8.7 Notices. All notices, requests, demands, claims, and other communications hereunder will be in writing. Any notice, request, demand, claim, or other communication hereunder shall be deemed duly given if (and then two business days after) it is sent by registered or certified mail, return receipt requested, postage prepaid, and addressed to the intended recipient as set forth below:

      If to the Company:                             Copy to:
      BioLynx.com, Inc.                              Jackson Walker L.L.P.
      5617 Grissom Road                              1100 Louisiana Street, Suite 4200
      San Antonio, Texas 78238                       Houston, Texas 77002
      Attn: Mr. John D. Walker II, Chairman          Attn: Norman T. Reynolds, Esq.

      If to Shareholder:                             Copy to:
      BioLynx.com, Inc.                              Jackson Walker L.L.P.
      5617 Grissom Road                              1100 Louisiana Street, Suite 4200
      San Antonio, Texas 78238                       Houston, Texas 77002
      Attn: Mr. John D. Walker II, Chairman          Attn: Norman T. Reynolds, Esq.

      If to the Buyer:                               Copy to:
      SOS Staffing Services, Inc.                    Parsons Behle & Latimer
      1415 South Main Street                         One Utah Center
      Salt Lake City, Utah 84115                     201 South Main Street, Suite 1800
      Attn: Brad Stewart, Chief Financial Officer    Salt Lake City, Utah 84111
                                                     Attn: William R. Gray, Esq.

         Any Party may send any notice, request, demand, claim, or other communication hereunder to the intended recipient at the address set forth above using any other means (including personal delivery, expedited courier, messenger service, telecopy, telex, ordinary mail, or electronic mail), but no such notice, request, demand, claim, or other communication shall be deemed to have been duly given unless and until it actually is received by the intended recipient. Any Party may change the address to which notices, requests, demands, claims, and other communications hereunder are to be delivered by giving the other Parties notice in the manner herein set forth.

         8.8 Governing Law.This agreement is to be construed in accordance with and governed by the internal laws of the State of Texas without giving effect to any choice of law rule that would cause the application of the laws of any jurisdiction other than the internal laws of the State of Texas to the rights and duties of the parties.

         8.9 Further Acts. In case at any time after the Closing any further action is necessary to carry out the purposes of this Agreement, each of the Parties will take such further action (including the execution and delivery of such further instruments and documents) as any other Party may reasonably request, all at the sole cost and expense of the requesting Party (unless the requesting Party is entitled to indemnification therefor under Section 8 above).

         8.10 Amendments and Waivers. No amendment of any provision of this Agreement shall be valid unless the same shall be in writing and signed by the Buyer, the Company and the Shareholder. No waiver by any Party of any default, misrepresentation, or breach of warranty or covenant hereunder, whether intentional or not, shall be deemed to extend to any prior or subsequent default, misrepresentation, or breach of warranty or covenant hereunder or affect in any way any rights arising by virtue of any prior or subsequent such occurrence.

         8.11 Severability. Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction.

         8.12 Expenses. Each of the Parties will bear its own costs and expenses (including legal fees and expenses) incurred in connection with this Agreement and the transactions contemplated hereby.

         8.13 Construction. The Parties have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the Parties and no presumption or burden of proof shall arise favoring or disfavoring any Party by virtue of the authorship of any of the provisions of this Agreement. Any reference to any federal, state, local, or foreign statute or law shall be deemed also to refer to all rules and regulations promulgated thereunder, unless the context requires otherwise. The word "including" shall mean including without limitation. The Parties intend that each representation, warranty, and covenant contained herein shall have independent significance. If any Party has breached any representation, warranty, or covenant contained herein in any respect, the fact that there exists another representation, warranty, or covenant relating to the same subject matter (regardless of the relative levels of specificity) which the Party has not breached shall not detract from or mitigate the fact that the Party is in breach of the first representation, warranty, or covenant.

         8.14 Incorporation of Exhibits and Schedules. The Exhibits and other items identified in this Agreement are incorporated herein by reference and made a part hereof.

         8.15 Submission to Jurisdiction. Each of the Parties submits to the jurisdiction of any state or federal court sitting in Bexar County, Texas, in any action or proceeding arising out of or relating to this Agreement and agrees that all claims in respect of the action or proceeding may be heard and determined in any such court. Each Party also agrees not to bring any action or proceeding arising out of or relating to this Agreement in any other court. Each of the Parties waives any defense of inconvenient forum to the maintenance of any action or proceeding so brought and waives any bond, surety, or other security that might be required of any other Party with respect thereto. Any Party may make service on any other Party by sending or delivering a copy of the process to the Party to be served at the address and in the manner provided for the giving of notices in Section 8.7 above.

         8.16 Confidentiality. Each of the Parties and their respective representatives and employees shall keep strictly confidential and shall not disclose or use for any purpose other than this Agreement, any and all confidential and proprietary information ("Confidential Information") disclosed by any of the Parties (an "Informing Party") to any other Party (an "Informed Party") or learned by the Informed Party from the premises, properties, personnel, books, records (including Tax records), contracts, and documents to which it is given access. Each Party shall limit disclosure of Confidential Information to its representatives, financial advisers and employees on a need to know basis. The term "Confidential Information" does not include information which (a) is or becomes generally available to the public other than as a result of a disclosure by the Informed Party or its representatives, (b) was available to the Informed Party on a non-confidential basis prior to its disclosure to the Informed Party b the Informing Party or its representatives, or (c) becomes available to the Informed Party on a nonconfidential basis from a source other than the Informing Party or its representatives, provided, however, that such source is not bound by a confidentiality agreement with the Informing Party or its representatives. Each of the Parties shall ensure that its representatives and employees comply with this Section 8.16.

         IN WITNESS WHEREOF, the Parties hereto have executed this Agreement as of the date first above written.

                                  SOS STAFFING SERVICES, INC.,
                                  a Utah corporation

                                  By: /s/ JoAnn Wagner
                                  --------------------
                                  JoAnn W. Wagner
                                  Chairman, President, and CEO

                                  BIOLYNX.COM,1NC.,
                                  a Texas corporation

                                  By: /s/ Reagan E. Hicks
                                  -----------------------
                                  Reagan E. Hicks
                                  President

                                  UNITED CAPITAL INVESTMENT GROUP, INC.,
                                  a Texas corporation

                                  By: /s/ (signature illegible)
                                  -----------------------------
                                  President

                            STOCK PURCHASE AGREEMENT

                                      AMONG

                          SOS STAFFING SERVICES, INC.,
                               a Utah corporation

                               BIOLYNX.COM, INC.,
                               a Texas corporation

                                       AND

                               Dated as of , 2000

                                   EXHIBIT "A"

                              FINANCIAL STATEMENTS

                                   EXHIBIT "B"

                           FORM OF OPINION OF COUNSEL
                                 TO THE COMPANY

                                   EXHIBIT "C"

                          FORM OF AMENDED AND RESTATED
                               MARKETING AGREEMENT

                                     ANNEX I

                             DISCLOSURE SCHEDULE OF
                   EXCEPTIONS TO THE COMPANY'S REPRESENTATIONS
                                 AND WARRANTIES
                           CONCERNING THE TRANSACTION

None.

                                    ANNEX II

                         EXCEPTIONS TO THE SHAREHOLDER'S
                         REPRESENTATIONS AND WARRANTIES
                           CONCERNING THE TRANSACTION

None.

                                    ANNEX III

                            EXCEPTIONS TO THE BUYER'S
                         REPRESENTATIONS AND WARRANTIES
                           CONCERNING THE TRANSACTION

None.

                               TABLE OF CONTENTS

  1.     Definitions............................................................................................1

  2.     Purchase and Sale of the Company Shares................................................................4
         2.1 Basic Transactions . ..............................................................................4
         2.2 Purchase Price ....................................................................................4
         2.3 The Closing........................................................................................ 4
         2.4 Deliveries to be Made and Actions to be Taken at the Closing ......................................4

3.       Representations and Warranties Concerning the Transaction..............................................5
         3.1 Representations and Warranties of the Company .....................................................5
         3.2 Representations and Warranties of the Shareholder ................................................14
         3.3 Representations and Warranties of the Buyer ......................................................15

4.       Covenants of the Company and the Shareholder .........................................................16
         4.1 Buyer's Right to Representation on the Company's Board of Directors ..............................16
         4.2 Removal of Legend on Certificates Representing the Company Shares ................................16
         4.3 Shareholder's Covenants with Respect to Disposition of its Company Shares.........................16
         4.4 Registration Rights ..............................................................................17
         4.5 Buyer's Preemptive Right .........................................................................17
         4.6 Further Issuances ................................................................................18

5.       Covenants of the Buyer 18
         5.1 The Buyer's Cooperation ..........................................................................18
         5.2 Sale of the Company Shares .......................................................................18
         5.3 Lockup ...........................................................................................19

6.       Indemnification 19
         6.1 Survival of Representations and Warranties .......................................................19
         6.2 Indemnification Provisions for Benefit of the Buyer ..............................................19
         6.3 Indemnification Provisions for Benefit of the Company and the
             Shareholder ......................................................................................19
         6.4 Matters Involving Third Parties 20

7.       Buyer's Option to Purchase Additional Company Shares 21
         7.1 Grant of Option ..................................................................................21
         7.2 Option Exercise PeriodJVesting ...................................................................21
         7.3 Exercise of Option/Option Exercise Price .........................................................21
         7.4 Adjustment........................................................................................21
         7.5 Reservation of Common Stock ......................................................................21

8.       Miscellaneous

         8.1 Press Releases and Public Announcements...........................................................21
         8.2 No Third-Party Beneficiaries .....................................................................21
         8.) Entire Agreement..................................................................................22
         8.4 Succession and Assignment ........................................................................22


                                TABLE OF CONTENTS
                                   (continued)

                                                                                                            Page

         8.5  Counterparts ....................................................................................22
         8.6  Headings ........................................................................................22
         8.7  Notices .........................................................................................22
         8.8  Governing Law ...................................................................................23
         8.9  Further Acts ....................................................................................23
         8.10 Amendments and Waivers ..........................................................................23
         8.11 Severability ....................................................................................23
         8.12 Expenses ........................................................................................23
         8.13 Construction.....................................................................................23
         8.14 Incorporation of Exhibits and Schedules..........................................................24
         8.15 Submission to Jurisdiction ......................................................................24
         8.16 Confidentiality .................................................................................24

Exhibit "A"    -    Financial Statements

Exhibit "B"    -    Form of Opinion of Counsel to the Company

Exhibit "C"    -    Form of Amended and Restated Marketing Agreement

Annex I        -    Disclosure Schedule of Exceptions to the Company's Representations and
                    Warranties Concerning the Transaction

Annex II       -    Exceptions to the Shareholder's Representations and Warranties Concerning
                    the Transaction

Annex III      -    Exceptions to the Buyer's Representations and Warranties Concerning the
                    Transaction